Exhibit 10.2

Amendment No. 2 to Employment Agreement

WHEREAS Galaxy Gaming, Inc. (the “Company”) and Harry C. Hagerty (“Employee”) are parties (the “Parties”) to an Employment Agreement dated May 1, 2017 (together with Amendment No. 1 thereto dated January 11, 2018, the “Employment Agreement”); and

WHEREAS the Company and Employee desire to modify certain terms of the Employment Agreement;

NOW THEREFORE, the Parties agree as follows:

1.
The words “payable in accordance with Employer’s customary payroll practices as in effect from time to time” in Section 2(c)(ii)(A) and Section 2(c)(ii)(C) of the Employment Agreement shall be deleted and replaced with the words “payable on the date of termination”.

2.	The words “at Employer’s expense” shall be inserted after the word “Continuation” in Section 2(c)(ii)(B) of the Agreement.

This Amendment No.2 shall become part of and subject to the terms of the Employment Agreement which, except as modified hereby, remains unchanged and in full force and effect.  To the extent that the terms and conditions expressly set forth in this Amendment No. 2 conflict with the terms and conditions of the Employment Agreement, the terms and conditions expressly set forth in this Amendment No. 2 shall prevail.  Unless otherwise defined in this Amendment No. 2, capitalized terms used herein shall have the same meanings assigned to such terms in the Employment Agreement.

IN WITNESS WHEREOF, the Parties have executed this Amendment No. 2 with an effective date of February 21, 2019.

GALAXY GAMING, INC.	HARRY C. HAGERTY

By:	/s/ Todd P. Cravens	By:	/s/ Harry C. Hagerty
Name: Todd P. Cravens
Title: CEO